Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-115247

                             PROSPECTUS SUPPLEMENT

                        To Prospectus dated June 2, 2004

                                       of

                                  FINDWHAT.COM


         Hudson Ventures ("Hudson") sold the following number of shares of our common stock on the date and at the per share price set forth below:

o        15,835 shares on June 7, 2004 at a price of $22.60 per share;

This sale was effected by UBS Financial Services Inc. ("USB"), as agent. UBS received a commission of $791.75 in connection with the sale. Immediately following this sale, Hudson beneficially owned 1,759 shares of our common stock.

         On June 7, 2004, the closing price per share of our common stock on the Nasdaq National Market was $22.63.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

             The date of this Prospectus Supplement is June 8, 2004.